UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HOME BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 3, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Home Bancorp, Inc. The meeting will be held at the Petroleum Club of Lafayette located at 111 Heymann Boulevard, Lafayette, Louisiana, on Tuesday, May 6, 2014 at 9:00 a.m., Central Daylight Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend.

Your continued support of Home Bancorp, Inc. is sincerely appreciated.

Very truly yours,

John W. Bordelon
President and Chief Executive Officer

HOME BANCORP, INC. 503 Kaliste Saloom Road Lafayette, Louisiana 70508 (337) 237-1960
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME	9:00 a.m., Central Daylight Time, Tuesday, May 6, 2014
PLACE	The Petroleum Club of Lafayette 111 Heymann Boulevard Lafayette, Louisiana

ITEMS OF BUSINESS	(1) To elect three directors for a three-year term expiring in 2017 and until their successors are elected and qualified;

(2) To approve the Home Bancorp, Inc. 2014 Equity Incentive Plan;

(3) To ratify the appointment of Porter Keadle Moore, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(4) To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of Home Bancorp, Inc. common stock of record at the close of business on March 17, 2014 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2013 Annual Report on Form 10-K is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders whose shares are held in “street” name can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS Richard J. Bourgeois Corporate Secretary

April 3, 2014

HOME BANCORP, INC.

PROXY STATEMENT

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to holders of common stock of Home Bancorp, Inc., the holding company of Home Bank (the “Company”). We are soliciting proxies on behalf of our Board of Directors to be used at the Annual Meeting of Shareholders to be held at the Petroleum Club of Lafayette located at 111 Heymann Boulevard, Lafayette, Louisiana, on Tuesday, May 6, 2014 at 9:00 a.m., Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about April 3, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2014. This proxy statement and our 2013 Annual Report on Form 10-K as well as directions to the Annual Meeting are available through our Investor Relations website at http://home24bank.investorroom.com.

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the election of directors, the adoption of our 2014 Equity Incentive Plan and ratification of our independent registered public accounting firm. In addition, management will report on the performance of Home Bancorp, Inc. and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, March 17, 2014, are entitled to vote at the meeting. On the record date, we had 7,099,614 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Annual Meeting.

Can I attend the meeting and vote my shares in person?

Yes. All shareholders are invited to attend the Annual Meeting. Shareholders of record can vote in person at the Annual Meeting. If your shares are held in “street” name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•

First, you may send a written notice to our Corporate Secretary, Mr. Richard J. Bourgeois, Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana 70508, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If your shares are held in “street” name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

Your broker may not vote on the election of directors or the approval of our 2014 Equity Incentive Plan if you do not furnish instructions for such proposal. You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered “broker non-votes.”

Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposals to elect directors and to adopt or 2014 Equity Incentive Plan are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Your broker may vote in its discretion on the ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein, FOR approval of the Company’s 2014 Equity Incentive Plan, and FOR ratification of Porter Keadle Moore, LLC as our independent registered public accounting firm for the year ending December 31, 2014.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If a proxy is properly signed and returned, but no instructions are given, it will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. The nominees for director receiving the most “for” votes will be elected. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of our 2014 Equity Incentive Plan and the proposal to ratify the appointment of Porter Keadle Moore, LLC for 2014. Abstentions and broker non-votes are considered in determining the presence of a quorum, but will not affect the vote required on the proposals to be considered at the Annual Meeting.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING

DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified. In order to divide the number of directors evenly in accordance with our Articles of Incorporation, Mr. Bordelon, who normally would have been re-nominated for a three-year term, has agreed to be re-nominated to the class of directors whose terms expire in 2015. No director is related to any other director or executive officer by first cousin or closer.

At this Annual Meeting, you will be asked to elect two directors for a three-year term expiring in 2017 and one director to a one-year term expiring in 2015, and, in each case, until their successors are elected and qualified. Shareholders of Home Bancorp are not permitted to use cumulative voting for the election of directors. Our Board of Directors, by unanimous action of all of its independent directors, nominated Messrs. Paul J. Blanchet, III and Marc W. Judice to a three-year term expiring in 2017 and Mr. John Bordelon to a one-year term expiring in 2015. All of the Company’s current directors have served as directors of the Company since its organization in May 2008, and all of such directors also serve as directors of Home Bank, the Company’s wholly owned subsidiary.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director and each director whose term continues, all of whom also serve as directors of Home Bank. Ages are reflected as of April 3, 2014. Where applicable, service as a director includes service as a director of Home Bank.

Nominees for Director for a Three-Year Term Expiring in 2017

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
Paul J. Blanchet, III	59	Director. Partner in Broussard Poche Lewis & Breaux, LLP, a public accounting firm located in Lafayette, Louisiana. As a certified public accountant, Mr. Blanchet brings to the board over 30 years of experience in accounting and finance as well as in advising small to mid-sized businesses operating in south Louisiana.	2002

Marc W. Judice	67	Director. President of Judice & Adley, PLC, a law firm located in Lafayette, Louisiana. Mr. Judice has more than 30 years of litigation experience in south Louisiana, has been listed in Louisiana Super Lawyers (2007 inaugural edition through 2010) and, among other honors, is listed in the Bar Register of Prominent Lawyers. Mr. Judice previously served as the Chairman of the Board of Trustees of the Southwest Medical Center, Lafayette, Louisiana, and as a member of the Board of Trustees of the Women’s & Children’s Hospital, Lafayette, Louisiana.	1996

Nominee for Director for a One-Year Term Expiring in 2015

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
John W. Bordelon	58	Director, President and Chief Executive Officer of Home Bank (the “Bank”) since 1993. Previously served in various management and other positions since joining the Bank in 1981. As President and Chief Executive Officer, Mr. Bordelon brings to the board extensive knowledge of Home Bank’s operations gained from his more than 30 years of banking experience.	1990

The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Director Whose Term Expires in 2015

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
John A. Hendry	64	Director. Pediatric Dentist in Lafayette, Louisiana. Through his professional practice and affiliations, Dr. Hendry has extensive contacts in the local business community.	2000

Directors Whose Term Expires in 2016

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Director of the Bank Since
Michael P. Maraist	66	Chairman of the Board. Owner and Chairman of the Board of Timco Services Inc., a provider of oilfield tools and services located in Lafayette, Louisiana. In addition to 10 years of prior banking experience, Mr. Maraist brings more than 30 years of entrepreneurial and business experience from his management efforts at a successful oilfield tools and services business headquartered in Lafayette, Louisiana.	2004

Richard J. Bourgeois	67	Director. Physician and surgeon, Lafayette, Louisiana. As a practicing physician in Lafayette, Dr. Bourgeois has extensive contacts in the local business community. Dr. Bourgeois also serves as Chairman of the Board of Lafayette General Surgical Hospital, Chairman of Lafayette Investment Group and Managing Member of Label B Real Estate Investments.	1994

Board Leadership Structure and the Board’s Role in Risk Oversight

Mr. John W. Bordelon serves as our President and Chief Executive Officer and Mr. Michael P. Maraist serves as Chairman of the Board. The Board of Directors has determined that separation of the offices of Chairman of the Board and President may enhance board independence and oversight. Further, the separation of the Chairman of the Board permits the President and Chief Executive Officer to better focus on his responsibilities on managing the daily operations of the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman to lead the Board of Directors in its fundamental role of providing independent oversight and advice to management. The Chairman also serves as a liaison between the Board of Directors and executive management. Mr. Maraist is an independent director under the rules of the Nasdaq Stock Market.

Risk is inherent with every business, particularly financial institutions. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk. Management is responsible for the day-to-day management of the risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to ensure that the risk management processes designed and implemented by management are adequate and functioning as designed. In this regard, the Chairman of the Board meets regularly with management to discuss strategy and various risks facing the Company.

Members of executive management regularly attend meetings of the Board of Directors and address any questions or concerns raised by the board on risk management or other matters. The Board’s risk oversight function is carried out through, among other factors, its review and approval of various policies and procedures, such as the Bank’s lending and investment policies, ratification or approval of loans exceeding certain thresholds, and regular review of risk elements such as interest rate risk exposure, liquidity and problem assets.

Stock Ownership Guidelines

To further align management’s interests with those of shareholders, the Company expects directors and our President and Chief Executive Officer to establish and maintain a significant level of stock ownership. In 2011, the Company’s Board of Directors established stock ownership guidelines for our non-employee directors and President and Chief Executive Officer. Under such guidelines, our non-employee directors are expected to own shares of our common stock with a value of not less than four times their annual retainer and our President and Chief Executive Officer is expected to own shares with a value of not less than four times his annual salary. All of our current non-employee directors and our President and Chief Executive Officer satisfy the stock ownership guidelines. In the future, new non-employee directors and any new President and Chief Executive Officer will be expected to satisfy the Company’s stock ownership guidelines within a reasonable period of time.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee of the Board of Directors has reviewed the Company’s policies and practices applicable to employees, including the Company’s benefit plans, arrangements and agreements, and does not believe that they are reasonably likely to have a material adverse effect on the Company. The Committee does not believe the Company’s policies and practices encourage officers or employees to take unnecessary or excessive risks or behavior focused on short-term results rather than the creation of long-term value.

Executive Officers Who Are Not Directors

Darren E. Guidry. Age 51. Mr. Guidry has served as an Executive Vice President and Chief Credit Officer for the Bank since October 2013 and, prior thereto, as Chief Lending Officer for the Bank since 1993.

Scott A. Ridley. Age 51. Mr. Ridley joined the Bank in October 2013 as Executive Vice President and Chief Banking Officer. Previously, Mr. Ridley served as Group Executive of Louisiana Business Banking at Capital One Bank since 2007 and, prior thereto, as Senior Vice President of Business Banking Market Manager at Capital One Bank.

Scott T. Sutton. Age 60. Mr. Sutton joined the Bank in August 2008 as Executive Vice President and Chief Operations Officer. Previously, Mr. Sutton served as Senior Vice President of Operations of Teche Federal Bank since August 1999, and prior thereto, as Senior Vice President of IberiaBank.

Joseph B. Zanco. Age 44. Mr. Zanco joined the Bank in April 2008 as Executive Vice President and Chief Financial Officer. Previously, Mr. Zanco served as Controller at IberiaBank Corporation since May 2003 and, prior thereto, as Internal Audit Manager at IberiaBank.

In accordance with Home Bancorp’s Bylaws, our executive officers are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

Director Compensation

Directors of Home Bancorp are not compensated separately by Home Bancorp. The directors also serve as directors of Home Bank and are compensated by Home Bank for such service.

The Bank’s directors currently receive an annual retainer of $14,000 plus $500 per Board meeting attended and $350 per Committee meeting attended. Each director also received a Christmas bonus of $538 in 2013.

The table below summarizes the total compensation paid to the Bank’s directors for the fiscal year ended December 31, 2013, except for Mr. Bordelon who is in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation(1)	Total(2)

Michael P. Maraist	$33,500	$—	$—	$538	$34,038
Paul J. Blanchet, III	28,200	—	—	538	28,738
Richard J. Bourgeois	33,450	—	—	538	33,988
Henry W. Busch, Jr. (3)	21,600	—	—	538	22,138
John A. Hendry	26,300	—	—	538	26,838
Marc W. Judice	28,200	—	—	538	28,738

(1)	Christmas bonus.
(2)

At December 31, 2013, each non-employee director held 3,570 unvested stock awards under our 2009 Recognition and Retention Plan and outstanding options covering 44,630 shares under our 2009 Stock Option Plan.

(3)	Mr. Busch retired as a director as of the Company’s 2013 Annual Meeting of Shareholders on May 8, 2013.

Committees and Meetings of the Board of Directors

During the year ended December 31, 2013, the Board of Directors of Home Bancorp, met five times. No director of Home Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has served as a director and the total number of meetings held by all committees of the Board on which he served. A majority of our directors are independent directors as defined in the Nasdaq listing standards. The Board of Directors has determined that Messrs. Blanchet, Bourgeois, Hendry, Judice and Maraist are independent directors. Members of the Board also serve on committees of Home Bank.

Membership on Certain Board Committees. The Board of Directors of Home Bancorp has established an Audit Committee and a Compensation Committee. The following table sets forth the membership of such committees as of the date of this proxy statement.

Name	Audit Committee		Compensation Committee
John W. Bordelon
Paul J. Blanchet, III		**		*
Richard J. Bourgeois
John A. Hendry		*		**
Marc W. Judice		*		*
Michael P. Maraist				*

**	Chairman.

Audit Committee. The Audit Committee reviews with management and our independent registered public accounting firm Home Bancorp’s internal control over financial reporting, reviews our annual financial statements, including the Form 10-K and monitors Home Bancorp’s adherence to generally accepted accounting principles in our accounting and financial reporting. The Audit Committee is currently comprised of three directors, all of whom are independent directors as defined in the Nasdaq’s listing standards. Mr. Blanchet, a certified public accountant and partner in the accounting firm of Broussard Poche Lewis & Breaux LLP, has been designated as our Audit Committee Financial Expert by the Board of Directors. The Audit Committee of Home Bancorp met 16 times in 2013. The committee’s charter is available on our website at www.home24bank.com under the About Us/Investor Relations heading.

Compensation Committee. It is the responsibility of the Compensation Committee of Home Bancorp to set the compensation of Home Bancorp’s Chief Executive Officer and Chief Financial Officer as well as the other named executive officers. The Compensation Committee of Home Bancorp met three times in 2013. Each of the current members of the Compensation Committee is an independent director as defined in the Nasdaq listing standards. The committee’s charter is available on our website at www.home24bank.com under the About Us/Investor Relations heading.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of shareholders, we expect that our directors will attend. All of our directors attended our Annual Meeting of Shareholders held in May 2013.

Director Nominations

The Company does not have a Nominating Committee of the Board of Directors. Instead, nominations are made by a majority of the Board’s independent directors. The Board of Directors considers various criteria when selecting individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the U.S. Securities and Exchange Commission (the “SEC”)), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Board also may consider the extent to which the candidate would fill a present need on the Board of Directors. The Board of Directors will also consider candidates for director suggested by our management or shareholders. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors” at page 33.

Code of Conduct and Ethics

Home Bancorp maintains a comprehensive Code of Conduct and Ethics which requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Home Bancorp and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Home Bancorp. Our Code of Conduct and Ethics specifically imposes standards of conduct on our Chief Executive Officer, Chief Financial Officer and other persons with financial reporting responsibilities who are identified in regulations issued by the SEC dealing with corporate codes of conduct.

Our directors, officers and employees are required to affirm in writing that they have reviewed and understand the Code of Conduct and Ethics. A copy of our Code of Conduct and Ethics is available on our website at www.home24bank.com under the About Us/Investor Relations heading. In accordance with the listing requirements of the Nasdaq Stock Market, we will disclose on the SEC’s Form 8-K, any waivers to this Code of Conduct and Ethics with respect to any of our directors or executive officers.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. Our Compensation Committee has the responsibility for establishing and reviewing our compensation philosophy and objectives. In this role, the Compensation Committee has sought to design a compensation plan that is structured to attract and retain qualified and experienced officers and, at the same time, is reasonable and competitive. Our compensation plan contains various elements including cash compensation, salary and bonuses, stock-based benefit plans and retirement benefits (Employee Stock Option Plan and 401(k) match). The Compensation Committee reviews the overall compensation of each named executive officer to determine the appropriateness of the level of compensation based upon the performance of the individual employee and the performance of the company. Currently, the Company is rewarding the executive’s more on the long term compensation element and less on the Base Salary element to ensure appropriate total compensation levels. As the level of the long term compensation decreases to a normal level, the base compensation levels are expected to increase to the level of its peers for each employee.

Role of Executive Officers and Management. The President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. These recommendations are then considered by the Compensation Committee. The President and Chief Executive Officer generally attends Compensation Committee meetings but is not present for any discussion of his own compensation.

Role of the Compensation Consultant. Periodically, the Company retains an independent benefits consulting firm to review its compensation structure. During 2012 and 2013, the Company retained Blanchard Consulting Group. The Compensation Committee considered the Blanchard Consulting Group to be independent and concluded that the Consultant had no conflicts of interest with respect to its engagement. The Consultant reviewed our compensation practices and compared them with compensation practices, including salary, bonus and supplemental executive retirement plans, for approximately 20 regional banks and thrift institutions. The Consultant also assisted the Compensation Committee in evaluating the cash bonus program described below. The Compensation Committee considered Blanchard Consulting Group’s review of compensation levels in establishing the compensation amounts for the Company’s named executive officers in 2013.

The Role of Peer Companies and Benchmarking. As previously indicated, the Compensation Committee reviewed certain compensation data for the Company’s executive officers compared to compensation practices of a selected peer group. The Company’s independent compensation consultant, the Blanchard Consulting Group, provided the Compensation Committee with relevant competitive compensation information obtained from a selected peer group of 18 bank and thrift institutions. The primary criteria used by the consultant in selecting the peer group included comparable asset size, capitalization, asset mix and location in the Southeast United States.

The peer group for 2013 consisted of the following institutions:

Wilson Bank Holding Company	Teche Holding Company
MidSouth Bancorp, Inc.	Peoples Financial Corporation
Pulaski Financial Corp.	Auburn National Bancorporation, Inc.
OmniAmerican Bancorp, Inc.	Southern Missouri Bancorp, Inc.
First Guaranty Bancshares, Inc.	First Bancshares, Inc.
Hawthorn Bancshares, Inc.	Guaranty Federal Bancshares, Inc.
First Citizens Bancshares, Inc.	United Security Bancshares, Inc.
First Farmers and Merchants Corp.	Jefferson Bancshares, Inc.
Citizens Holding Company	Merchants & Marine Bancorp, Inc.

The peer group for 2013 was essentially the same as the peer group used in 2012 except for the removal from the peer group of two institutions as a result of acquisitions:

Encore Bancshares, Inc.	MetroCorp Bancshares, Inc.

The Company has no formal policy that requires the compensation of our named executive officers to be at any specific percentile position within the array of peer group compensation data. However, the Compensation Committee does consider the comparative data when reviewing the Company’s compensation practices in its efforts to ensure that our compensation practices are reasonable and competitive.

Elements of Executive Compensation. When setting the compensation of our executive officers, the Compensation Committee generally targets compensation to mirror short and long term performance of the Company. The compensation we provide to our executive officers and other employees primarily consists of the following:

•	annual base salary;

•	annual incentive bonuses which are discretionary and determined based upon reaching desired goals;

•	stock-based benefit plans, consisting of our ESOP, stock option plan and recognition and retention plan;

•	retirement benefits; and

•	perquisites and other personal benefits.

Base Salary. We provide named executive officers and other employees with a base salary to compensate them competitively for services rendered during the year. Base salary ranges for named executive officers are determined for each employee based on his or her position and responsibility, performance and compensation levels paid by our peers to executives in similar positions. The Base Salary and the incentive bonus make up the Total Direct Cash Compensation. The Compensation Committee targets base salaries at the market mid-point (50th percentile) and structures pay-for-performance incentives to the 50th percentile of market for total direct compensation. When performance goals are met and exceeded, the upper quartile of market (75th percentile) would be appropriate. Merit increases normally take effect in April of each year.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	Peer and market data;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	individual performance of the executive;

•	qualifications and experience of the officer; and

•	the financial condition and results of operations of the Company.

Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience and overall compensation.

Incentive Bonuses. In addition to base salary, we have established incentive plans for many executives of the Company. The amount of these cash bonuses typically has a stated target based upon reaching desired goals and a predetermined range above and below the target for fluctuations in employee and company performance. The Compensation Committee has determined that such bonuses were implemented to provide incentive for short term goals and are appropriate in light of bonuses paid to officers with the same position at comparable institutions, as reported in publicly available salary surveys. The Compensation Committee has developed specific individual or company performance targets as a measure to determine bonus amounts for each participant. All cash bonuses of the executive officers and all bonus plan designs are evaluated and approved by the Compensation Committee and are ratified by the Board of Directors. In its evaluation, the Compensation Committee seeks to ensure that bonus plans align with the Company’s goals, and risks associated with the plans are effectively mitigated. The compensation plan is designed to compensate the Executive via incentive compensation for attaining pre-determined strategic goals of the Compensation Committee during a given year. These goals include but are not limited to ROA, ROE, Efficiency Ratio, EPS growth, Loan Growth, Core Deposit Growth, and Other Strategic Objectives. Attainment of these goals will provide the company with the framework to become a high performing company. For 2013, the bonuses to Messrs. Bordelon, Guidry, Zanco, Sutton and Ridley were $74,077, $34,704, $46,284, $39,215 and $50,000, respectively, and were determined based upon consideration of the matrix shown below. In extending its offer of employment to Mr. Ridley, the Bank paid him a signing bonus of $20,000 and guaranteed that his bonus would be $50,000 for 2013.

Name	Components	Weight	Threshold	Target	Maximum

John W. Bordelon	Return on average assets	50%	0.80%	0.94%	1.08%
	Strategic objectives	10%	0	5	10
	Efficiency ratio	20%	77.63%	67.50%	57.38%
	Core deposit growth	20%	9.35%	11.00%	12.65%
	Bonus as a percentage of base salary		—	30%	50%

Darren E. Guidry	Return on average assets	25%	0.80%	0.94%	1.08%
	Efficiency ratio	10%	77.63%	67.50%	57.38%
	Core deposit growth	20%	9.35%	11.00%	12.65%
	Loan portfolio growth	15%	$85 million	$100 million	$115 million
	Strategic Objectives	15%	0	5	10
	Mortgage loan profitability	15%	0.85%	1.00%	1.15%
	Bonus as a percentage of base salary		—	25%	40%

Joseph B. Zanco	Return on average assets	40%	0.80%	0.94%	1.08%
	Efficiency ratio	20%	77.63%	67.50%	57.38%
	Core deposit growth	10%	9.35%	11.00%	12.65%
	Strategic Objectives	30%	0	5	10
	Bonus as a percentage of base salary		—	25%	40%

Scott A. Ridley**	Return on average assets	25%	0.80%	0.94%	1.08%
	Efficiency ratio	20%	77.63%	67.50%	57.38%
	Core deposit growth	20%	9.35%	11.00%	12.65%
	Loan portfolio growth	20%	$85 million	$100 million	$115 million
	Strategic Objectives	15%	0	5	10
	Bonus as a percentage of base salary		—	25%	40%

Scott T. Sutton	Return on average assets	30%	0.80%	0.94%	1.08%
	Efficiency ratio	20%	77.63%	67.50%	57.38%
	Core deposit growth	10%	9.35%	11.00%	12.65%
	Supervision-technology	15%	3.50%	4.00%	4.50%
	Strategic Objectives	25%	0	5	10
	Bonus as a percentage of base salary		—	25%	40%

Bonus payments are also subject to the Company’s satisfaction of the Office of the Comptroller of the Currency Safety and Soundness Examination, Compliance Examination and a satisfactory external audit report based upon regulatory audit standards as well as consideration of subjective individual performance evaluations.

Equity Compensation. The Compensation Plan intends to maintain a portion of the compensation paid to Executives of the company in long term compensation as a means of rewarding strong performance over numerous years for retention of the named executives. In 2009, we adopted our stock option plan and our recognition and retention plan, which is a restricted stock plan, in order to more closely align the interests of our directors and executive officers with our shareholders. Our named executive officers, Messrs. Bordelon, Guidry, Sutton and Zanco, received awards based upon their contributions, both past and future to the organization from the Compensation Committee under those plans in May 2009 which are vesting at a rate of 20% per year over five years. In 2013, Mr. Ridley received awards from the Compensation Committee under the 2009 plans which are vested at a rate of 20% per year over five years. Once options become vested under our 2009 Stock Option Plan or awards become vested under our 2009 Recognition and Retention Plan, no additional holding period is imposed on award recipients. While no additional awards of stock options or restricted stock were made to our named executive officers in 2013, the Compensation Committee considered the value of the portion of such awards made in 2009 which became vested in 2013 when assessing the overall compensation paid to our named executive officers in 2013. In addition to the benefits provided by our stock option plan and our recognition and retention plan, in connection with our mutual-to-stock conversion we implemented an employee stock ownership plan. Through our employee stock ownership plan, as well as our 401(k) plan, we provide all of our employees, including our named executive officers, with tax-qualified retirement benefits. The employee stock ownership plan is calculated as a percentage of each employee’s salary to total salaries of the Company. The Company matches each employee’s contribution to the 401(k) plan 100% up to 4% of base salary of the employee.

Other Elements of Executive Compensation. In addition to Direct Cash Compensation and awards under our 2009 Stock Option Plan and 2009 Recognition and Retention Plan, we provide our named executive officers with certain compensation and benefits as described below.

•

Employment Agreements. In June 2009, Home Bank entered into employment agreements with each of our named executive officers. In addition, Home Bancorp entered into an employment agreement with Mr. Bordelon. Given the increased demands placed upon management of a public company compared to a mutual institution as well as the market risks that accompany public ownership, the Compensation Committee believed it was appropriate to enter into the employment agreements. In March 2011, the employment agreements were amended and restated to: extend the term of the agreements for one year, to June 22, 2014; remove the prior provisions that permitted the agreements to be automatically extended for an additional year on the annual anniversary date of the agreement unless either party to the agreement has given notice that the term will not be extended (commonly referred to as an “evergreen” provision); and revise the provision in Mr. Bordelon’s agreement with the Company which requires the Company to (1) reimburse Mr. Bordelon for any 20% excise tax incurred under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), upon severance of employment after a “change-in-control”, as defined under Section 280G, and (2) pay the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place Mr. Bordelon in the same after-tax position he would have been in if the excise tax had not been imposed (commonly referred to as a “Section 280G gross-up” provision) such that the Company will be obligated to pay a Section 280G gross-up to Mr. Bordelon only with respect to a change-in-control which occurs on or before June 22, 2014. The determination to remove the evergreen provisions in the agreements and, in the case of Mr. Bordelon’s agreement with the Company, limit the provision providing for a 280G gross-up payment to change-in-control transactions occurring on or before June 22, 2014, were undertaken primarily upon consideration of the governance risk indicators (“GRId”) published by RiskMetrics Group (formerly known as Institutional Shareholder Services or “ISS”). The Bank entered into an employment agreement with the newest named Executive, Scott Ridley, Chief Banking Officer on January 27, 2014 under the same terms and conditions of the other three Executive Vice Presidents. For additional information, see “Employment Agreements.”

•

Retirement and Other Benefits. We also provide all of our employees, including our named executive officers, with tax-qualified retirement benefits through the Home Bank Profit Sharing 401(k) Plan (the “401(k) Plan”). All employees who meet the age and service requirements participate in the 401(k) Plan on a non-discriminatory basis. We provide a 401(k) match to employee contributions, up to specified amounts.

•

The Company implemented an employee stock ownership plan (“ESOP”), a tax-qualified plan which purchased 8.0% of the stock in the Company’s initial public stock offering. This plan provides all of our employees who meet the age and service requirements with a stake in the future performance of our common stock. The ESOP is an equity based plan available to all employees who meet the minimum age and service requirements. The plan will distribute the stock over a twenty year period from inception.

•

We also offer various fringe benefits to all of our employees, including our named executive officers, including group policies for medical insurance, life insurance and long term disability. We provide individual and family coverage to employees, with the employee being responsible for a fixed premium, under our self-funded plan. We also provide all of our employees with life and long term disability insurance at no cost to the employee. Our President and Chief Executive Officer is provided an automobile and is charged on his W-2 for the personal mileage. During 2013, the Chief Credit Officer, Chief Banking Officer and Chief Operating Officer receive a monthly auto allowance. We pay club dues for the Chief Executive Officer and Chief Credit Officer. The Chief Executive Officer has three club memberships for meetings with customers. The Chief Credit Officer has two club memberships for meetings with customers. The Compensation Committee believes such benefits are appropriate and assist such officers in fulfilling their employment obligations.

Clawback Policy

In 2011, the Company’s Board of Directors instituted a new “clawback” policy with respect to incentive compensation. The clawback policy mitigates the risks associated with the Company’s compensation policies, because certain executive employees will be required to repay compensation in the circumstances identified in the policy. The clawback policy provides that our Board of Directors will seek recoupment of incentive based compensation paid or granted to our named executive officers in the event of a material restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under Federal securities laws. If the Company is required to prepare an accounting restatement, the policy requires the board to seek to recover amounts of incentive compensation erroneously paid (that is, the excess of what amounts would have been paid to the executive under the restated financial statements) to the named executive officers during the three years preceding such restatement. The Board of Directors will reevaluate and, if necessary, revise the Company’s clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the clawback requirements have been finalized by the SEC.

Additional Components of Executive Compensation.

In August 2007, we entered into a salary continuation plan with our President and Chief Executive Officer which will provide supplemental retirement benefits equal to $180,000 per year for 10 years upon retirement at normal retirement age or upon death, disability or termination in connection with or following a change in control. The salary and continuation plan was deemed appropriate by the Compensation Committee in light of Mr. Bordelon’s years of service as an executive officer and as incentive to retain his services until retirement. We also entered into a salary continuation plan with our Chief Credit Officer, which will provide supplemental retirement benefits equal to $75,000 per year for 10 years upon his retirement at age 65. The salary continuation plan entered into with Mr. Guidry was deemed appropriate as an incentive to maintain his continued services until retirement. The Compensation Committee may consider additional plans of this type for any new executive officers of the Company. These salary continuation plans are described in more detail on page 17 under “Salary Continuation Agreements”.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer, Chief Financial Officer, and other executive officers (which we refer to as the “named executive officers”) for the fiscal years ended December 31, 2013, 2012 and 2011. All cash compensation has been paid by Home Bank. Home Bancorp, Inc., the holding company for Home Bank, has not paid separate cash compensation to our executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
John W. Bordelon	2013	$235,520	$74,077	$—	$—	$63,341	$67,312	$440,250
President and Chief	2012	235,520	85,317	—	—	59,661	51,096	431,594
Executive Officer	2011	228,660	78,991	—	—	56,195	71,100	434,946

Darren E. Guidry	2013	151,603	34,704	—	—	14,506	37,818	238,631
Executive Vice	2012	151,603	37,057	—	—	13,663	37,300	239,623
President and Chief	2011	147,187	41,367	—	—	12,869	36,972	238,395
Credit Officer

Scott A. Ridley(4)	2013	56,250	70,000	140,320	29,587	—	1,153	297,310
Executive Vice
President and Chief
Banking Officer

Scott T. Sutton	2013	154,658	39,215	—	—	—	28,432	222,305
Executive Vice	2012	152,372	38,083	—	—	—	30,860	221,315
President and Chief	2011	147,934	40,930	—	—	—	27,363	216,227
Operations Officer

Joseph B. Zanco	2013	162,729	46,284	—	—	—	32,199	241,212
Executive Vice	2012	157,989	48,932	—	—	—	32,144	239,065
President and Chief	2011	153,388	46,149	—	—	—	33,374	232,911
Financial Officer

(1)	Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718.
(2)	Reflects the increase in the actuarial present values of the salary continuation plans for Messrs. Bordelon and Guidry.
(3)

For 2013, includes employer contributions under the Home Bank 401(k) Profit Sharing Plan in the amount of $10,200, $8,428, $6,732, and $8,012 for Messrs. Bordelon, Guidry, Sutton and Zanco, contributions to the Company’s ESOP in the amount of $15,348 to the accounts of Messrs. Bordelon, Guidry, Sutton and Zanco, as well as payments for unused vacation, life insurance premiums and costs of cellular phones; includes automobile expense for Messrs. Bordelon, Guidry and Sutton; also includes for Messrs. Bordelon and Guidry, club dues and for Mr. Bordelon, director’s fees of $20,000, director’s Christmas bonus of $538 and the payment of premiums for long term disability insurance.

(4)	Mr. Ridley joined the Bank in October 2013. Mr. Ridley received a $20,000 signing bonus and was guaranteed a $50,000 bonus for 2013.

Equity Compensation Plans

Grants of Plan-Based Awards. During 2013, the Company granted awards to Mr. Ridley under our 2009 Stock Option Plan and 2009 Recognition and Retention Plan. No awards were made to any of the other named executive officers of the Company in 2013. The following table provides information with respect to the awards granted to Mr. Ridley in 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards(4)

Scott A. Ridley	10/12/2013	8,000	—	N/A	$140,320
	10/12/2013	—	8,000	$17.54	29,587

(1)

Reflects shares of restricted stock granted pursuant to the Company’s 2009 Recognition and Retention Plan and Trust Agreement which become vested at the rate of 20% per year commencing on October 12, 2014.

(2)	Reflects stock options granted pursuant to the Company’s 2009 Stock Option Plan which become vested at the rate of 20% per year commencing on October 12, 2014.
(3)	Based on the fair market value of a share of Company common stock on the date of grant.
(4)	The fair value of the restricted stock and stock options granted is computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End. The table below sets forth outstanding equity awards at December 31, 2013 to our named executive officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(1)			Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
	Unexercisable	Exercisable	Exercise Price
John W. Bordelon	34,304	137,196	$11.45	5/12/2019	14,300	$269,555
Darren E. Guidry	10,004	39,996	11.45	5/12/2019	5.500	103,675
Scott A. Ridley	8,000	—	17.54	10/3/2023	8,000	150,800
Scott T. Sutton	10,004	39,996	11.45	5/12/2019	3,400	64,090
Joseph B. Zanco	10,004	39,996	11.45	5/12/2019	3,400	64,090

(1)	Options vest at a rate of 20% per year commencing on the first anniversary of the date of grant.
(2)	Market value is calculated based on the closing price of $18.85 on December 31, 2013.

Option Exercises and Stock Vested. Initial grants of awards under our 2009 Recognition and Retention Plan and 2009 Stock Option Plan were made in May 2009 with the exception of Mr. Ridley. Mr. Ridley’s awards were granted in October 2013. All of such awards under both plans began vesting one year from the date of grant. None of our executive officers exercised any stock options during 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John W. Bordelon	—	$—	14,300	$259,974
Darren E. Guidry	—	—	5,500	99,990
Scott A. Ridley	—	—	—	—
Scott T. Sutton	—	—	3,400	61,812
Joseph B. Zanco	—	—	3,400	61,812

(1)	Market value is calculated based on the closing price of $18.18 on May 12, 2013.

Benefit Plans

Salary Continuation Agreements. Effective August 1, 2007, the Bank entered into a salary continuation agreement with its President and Chief Executive Officer, John W. Bordelon. The agreement provides that Mr. Bordelon will receive an annual retirement benefit for a period of 10 years, with the annual benefit equal to $180,000 if he retires at age 62 and increasing each additional year he remains employed until the annual benefit reaches $214,000 if he retires after age 65. The retirement benefits vest over a period of 10 years, with 50% of the benefit vesting in 2007. In the event of early retirement, the Bank will pay Mr. Bordelon his vested benefits in 120 equal monthly installments upon his attaining age 62. If Mr. Bordelon dies while still employed, the Bank will pay Mr. Bordelon’s beneficiary an annual benefit of $360,000 each year for five years, payable in monthly installments.

If Mr. Bordelon has a separation from service within 24 months following a change in control but prior to reaching age 62, the Bank shall pay him $180,000 per year in 120 equal monthly installments, beginning the earlier of 24 months after separation from service or age 62. If the separation from service occurs more than 24 months following a change in control, the annual benefit shall be distributed beginning at age 62.

A nonqualified salary continuation agreement was also entered into with Darren E. Guidry, effective August 1, 2007. Mr. Guidry’s agreement provides for a retirement benefit of $75,000 per year if he remains employed until age 65, payable in equal monthly installments for a period of ten years. His retirement benefits vest over a period of 12 years, commencing August 1, 2008. In the event of early retirement, the Bank will pay Mr. Guidry his vested benefits in 120 equal monthly installments upon his attaining age 65. If Mr. Guidry dies while still employed, the Bank will pay his beneficiary an annual benefit of $75,000 each year for 10 years, payable in monthly installments. If Mr. Guidry has a separation from service within 24 months following a change in control but prior to reaching age 65, the Bank shall pay him the vested portion of his annual benefit in a lump sum on the first day of the month following the separation from service. In each case, benefits are subject to a six-month delay to the extent required by the Internal Revenue Code.

The table below shows the present value of accumulated benefits payable to Messrs. Bordelon and Guidry under the salary continuation agreements. The salary continuation agreements do not include any provision regarding years of credited service.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
John W. Bordelon	Salary Continuation Plan	n/a	$1,090,304	$—

Darren E. Guidry	Salary Continuation Plan	n/a	$249,694	$—

(1)

Reflects the actuarial present value as of December 31, 2013, assuming normal retirement age (62 for Mr. Bordelon and 65 for Mr. Guidry). A discount rate of 6% was assumed in calculating the present value.

Employment Agreements

In March 2011, the Company amended and restated its employment agreement with John W. Bordelon, the Company’s President and Chief Executive Officer, and the Bank amended and restated its employment agreements with Mr. Bordelon and Darren E. Guidry, Executive Vice President and Chief Credit Officer, Scott T. Sutton, Executive Vice President and Chief Operations Officer, and Joseph B. Zanco, Executive Vice President and Chief Financial Officer. The employment agreements with Mr. Bordelon have a term expiring on June 22, 2014, and the terms of the employment agreements with the other executive officers have a term expiring on June 22, 2014. In January 2014, the Company entered into an employment agreement with Scott Ridley, Executive Vice President and Chief Banking Officer. At least annually, the Board of Directors of the Company and Home Bank will consider whether to renew and extend the term of the agreements. Any such renewals or extensions of the agreements will be reflected in an amendment or supplement to such agreement.

The employment agreements between the Bank and the named executive officers are terminable with or without cause by the Bank. The employment agreements provide that in the event of a termination of employment by the Bank other than due to cause, disability, death, retirement or in connection with a change in control of the Company or the Bank or in the event of a voluntary termination by the officer for “good reason” (which includes a change in the officer’s position, salary or duties without his consent), each officer would be entitled to (1) an amount of cash severance which is equal to one times (three times in the case of Mr. Bordelon) the amount of his base salary as of the date of termination and (2) continued participation in certain employee benefit plans of Bank, including medical and dental plans, until the earlier of 12 months (36 months in the case of Mr. Bordelon) or the date the executive receives substantially similar benefits from full-time employment with another employer. In the event of termination of employment concurrently with or following a change in control of the Company or the Bank, including a voluntary termination by the officer for good reason, as defined, each officer would be entitled to (1) an amount of cash severance which is equal to two times (three times in the case of Mr. Bordelon) the sum of his base salary as of the date of termination plus his prior year’s bonus and (2) continued participation in certain employee benefit plans, including medical and dental plans, until the earlier of 24 months (36 months in the case of Mr. Bordelon) or the date the officer receives substantially similar benefits from another employer upon his full-time employment. In the event an officer’s employment is terminated due to cause, death, disability or retirement, he will have no rights under the employment agreements to any compensation or benefits following the date of termination. The employment agreements with Bank provide that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Bank for federal income tax purposes.

In addition to the employment agreement between the Bank and Mr. Bordelon, the Company has also entered into an employment agreement with Mr. Bordelon which is on terms substantially similar to his agreement with the Bank, except as described below. With respect to any change in control, as defined, occurring after June 22, 2014, if any payments to be made under Mr. Bordelon’s employment agreement with the Company would be deemed to constitute “parachute payments”, the payments and benefits to be received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Company for federal income tax purposes. If the parachute payments are not more than 105% of the amount equal to three times the executive’s base amount, the severance benefits payable by the Company will be reduced so they do not constitute “parachute payments” under Section 280G of the Code. The agreement between the Company and Mr. Bordelon provides that, with respect to any Change in Control, as defined, occurring on or before June 22, 2014, if the parachute amounts associated with the severance and other benefits payable to Mr. Bordelon exceed 105% of three times Mr. Bordelon’s “base amount” as defined in Section 280G of the Code, then the Company shall reimburse Mr. Bordelon for any resulting excise taxes payable by him, plus such additional amount as may be necessary to compensate him for the payment of federal and state income, excise and other employment-related taxes on such reimbursement in order to place Mr. Bordelon in the same after-tax position he would have been if the excise tax had not been imposed. Under the employment agreements, Mr. Bordelon’s compensation, benefits and expenses will be paid by the Company and the Bank in the same proportion as the time and services actually expended by Mr. Bordelon on behalf of each company.

Potential Payments upon Termination of Employment or a Change in Control

The following table describes the potential payments to John W. Bordelon, President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$706,560	$962,511	$—	$—
ESOP allocations (c)	—	—	—	159,962	—	—
Medical benefits (d)	—	—	22,479	22,479	—	—
Other welfare benefits (e)	—	—	18,423	18,423	—	—
Additional salary continuation agreement benefits (f)	—	—	—	345,114	96,556	—
§280G tax gross-up (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	253,850	253,850	—
Unvested restricted stock awards (j)	—	—	—	269,555	269,555	—

Total payments and benefits (k)	$—	$—	$747,462	$2,031,894	$619,961	$—

The following table describes the potential payments to Darren E. Guidry, Executive Vice President and Chief Credit Officer, upon an assumed termination of employment or a change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$151,603	$377,320	$—	$—
ESOP allocations (c)	—	—	—	129,432	—	—
Medical benefits (d)	—	—	6,791	14,262	—	—
Other welfare benefits (e)	—	—	1,504	3,159	—	—
Additional salary continuation agreement benefits (f)	—	—	—	27,017	—	—
§280G tax cutback (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	74,030	74,030	—
Unvested restricted stock awards (j)	—	—	—	103,675	103,675	—

Total payments and benefits (k)	$—	$—	$159,898	$728,895	$177,705	$—

(footnotes follow the table on page 21)

The following table describes the potential payments to Scott A. Ridley, Executive Vice President and Chief Banking Officer, upon an assumed termination of employment or a change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$225,000	$450,000	$—	$—
ESOP allocations (c)	—	—	—	—	—	—
Medical benefits (d)	—	—	6,791	14,262	—	—
Other welfare benefits (e)	—	—	1,840	3,864	—	—
Additional salary continuation agreement benefits (f)	—	—	—	—	—	—
§280G tax cutback (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	10,480	10,480	—
Unvested restricted stock awards (j)	—	—	—	150,800	150,800	—

Total payments and benefits (k)	$—	$—	$233,631	$629,406	$161,280	$—

The following table describes the potential payments to Scott T. Sutton, Executive Vice President and Chief Operating Officer, upon an assumed termination of employment or a change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$154,658	$385,482	$—	$—
ESOP allocations (c)	—	—	—	106,983	—	—
Medical benefits (d)	—	—	3,069	6,445	—	—
Other welfare benefits (e)	—	—	1,534	3,222	—	—
Additional salary continuation agreement benefits (f)	—	—	—	—	—	—
§280G tax cutback (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	74,030	74,030	—
Unvested restricted stock awards (j)	—	—	—	64,090	64,090	—

Total payments and benefits (k)	$—	$—	$159,261	$640,252	$138,120	$—

(footnotes follow the table on page 21)

The following table describes the potential payments to Joseph B. Zanco, Executive Vice President and Chief Financial Officer, upon an assumed termination of employment or a change in control as of December 31, 2013.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (l)	Retirement

Severance payments and benefits: (a)
Cash severance (b)	$—	$—	$162,729	$423,322	$—	$—
ESOP allocations (c)	—	—	—	122,394	—	—
Medical benefits (d)	—	—	6,791	14,262	—	—
Other welfare benefits (e)	—	—	1,615	3,392	—	—
Additional salary continuation agreement benefits (f)	—	—	—	—	—	—
§280G tax cutback (g)	—	—	—	—	—	—

Equity awards: (h)
Unvested stock options (i)	—	—	—	74,030	74,030	—
Unvested restricted stock awards (j)	—	—	—	64,090	64,090	—

Total payments and benefits (k)	$—	$—	$171,135	$701,490	$138,120	$—

(a)

These severance payments and benefits are payable if the executive’s employment is terminated prior to a change in control either (i) by the Bank or the Company for any reason other than cause, disability, retirement or death or (ii) by the executive if the Bank or the Company takes certain adverse actions (a “good reason” termination). The severance payments and benefits are also payable if the executive’s employment is terminated for the reasons set forth above during the term of his employment agreement following a change in control. The severance payments and benefits for Mr. Ridley assume that his employment agreement with the Bank, dated January 27, 2014, was in effect as of December 31, 2013.

(b)

The amounts shown in the involuntary termination column represent a lump sum payment equal to three times Mr. Bordelon’s (one times for Messrs. Guidry, Ridley, Sutton and Zanco) base salary as of the date of termination. The amounts shown in the change in control column represent a lump sum payment equal to the sum of the executive’s base salary as of the date of termination and the cash bonus earned by the executive for the calendar year preceding the year in which the date of termination occurs, with such sum multiplied by three for Mr. Bordelon and by two for each of Messrs. Guidry, Ridley, Sutton and Zanco.

(c)

Upon a change in control, the ESOP will be terminated and the unallocated ESOP shares will first be used to repay the outstanding ESOP loan. Any remaining unallocated ESOP shares will then be allocated among ESOP participants on a pro rata basis based on account balances. Based on the December 31, 2013 closing price of $18.85 per share, the value of the remaining unallocated ESOP shares exceeds the remaining principal balance of the loan by approximately $4,040,000. The amounts shown represent each executive’s estimated share of such excess amount.

(d)

The amounts shown in the involuntary termination column represent the estimated cost of providing continued medical coverage to the executive for an assumed additional 36 months for Mr. Bordelon (12 months for Messrs. Guidry, Ridley, Sutton and Zanco), at no cost to the executives. The amounts shown in the change in control column represent the estimated cost of providing continued medical coverage to the executive for an additional 36 months for Mr. Bordelon (24 months for Messrs. Guidry, Ridley, Sutton and Zanco), at no cost to the executives. The estimated costs assume the current insurance premiums or costs increase by 10% each year, and the amounts have not been discounted to present value.

(e)

The amounts shown in the involuntary termination column represent the estimated cost of providing continued life, accidental death and long-term disability coverage to the executive for an assumed additional 36 months for Mr. Bordelon (12 months for Messrs. Guidry, Ridley, Sutton and Zanco), at no cost to the executives. The amounts shown in the change in control column represent the estimated cost of providing continued life, accidental death and long-term disability coverage to the executive for an additional 36 months for Mr. Bordelon (24 months for Messrs. Guidry, Ridley, Sutton and Zanco), at no cost to the executives. The estimated costs assume the current insurance premiums or costs increase by 10% each year, and the amounts have not been discounted to present value.

(f)

Represents the incremental increase in the present value of the benefits payable under the Company’s salary continuation agreements with Messrs. Bordelon and Guidry. Under the salary continuation agreements, if the employment of Messrs. Bordelon and Guidry had terminated as of December 31, 2013 outside of a change in control for reasons other than death, disability or cause, their vested benefits under the salary termination agreements would provide them with annual benefits payable monthly for 10 years of $144,000 and $16,176, respectively, with the benefits starting after Mr. Bordelon reaches age 62 in 2017 and after Mr. Guidry reaches age 65 in 2027. If Messrs. Bordelon and Guidry remain employed until their respective normal retirement ages of 62 and 65, their normal retirement benefits would be $180,000 per year for Mr. Bordelon and $75,000 per year for Mr. Guidry, in each case payable for 10 years in monthly installments. If the employment of Messrs. Bordelon and Guidry had terminated as of December 31, 2013 in connection with a change in control, Mr. Bordelon would have received a change in control benefit of $180,000 per year for 10 years commencing January 1, 2016, and Mr. Guidry would have received a lump sum change in control benefit of approximately $105,000 in July 2014. In the event Mr. Bordelon’s employment had terminated due to disability as of December 31, 2013, his annual retirement benefit would have been approximately $157,500 for 10 years, commencing in 2017. If Mr. Bordelon had died on December 31, 2013, his beneficiary would have $30,000 a month for five years, commencing on April 1, 2014. If Mr. Guidry had died on December 31, 2013, his beneficiary would have received $75,000 per year for 10 years, with the benefits starting in April 2014.

(g)

The payments and benefits to Mr. Bordelon in the change in control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times his average taxable income for the five years ended December 31, 2012. His payments do not exceed this threshold based on the assumptions made. If a change in control was to occur on or before June 22, 2014, and the parachute payments to Mr. Bordelon exceeded his section 280G threshold, the Company believes that the excise tax could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided and the parachute payments to Mr. Bordelon exceed 105% of three times his average taxable income from the Company and the Bank for the five years preceding the year in which the date of termination occurs, then the Company has agreed in its employment agreement with Mr. Bordelon to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place him in the same after-tax position he would have been in if the excise tax had not been imposed. If the parachute payments to Mr. Bordelon are equal to or are less than 105% of three times his average taxable income from the Company and the Bank for the five years preceding the year in which the date of termination occurs, then such payments and benefits in the event of a change of control will be reduced by the minimum amount necessary so that they do not trigger the 20% excise tax. Payments to Messrs. Guidry, Ridley, Sutton and Zanco in the event of a change of control (as well as payments to Mr. Bordelon if a change in control were to occur after June 22, 2014) will be reduced by the minimum amount necessary so that they do not trigger the 20% excise tax. The payments and benefits to Messrs. Guidry, Ridley, Sutton and Zanco do not exceed the executive’s Section 280G threshold and have not been reduced. If the timing of the change in control permitted tax planning to be done, the Company believes that the amount of any cutbacks that may be triggered in the future could be reduced or even eliminated.

(h)

As of December 31, 2013, based on the closing price of $18.85 per share of our common stock on December 31, 2013, Messrs. Bordelon, Guidry, Ridley, Sutton and Zanco held vested options with a cash value of approximately $ 1,015,000, $296,000, zero, $296,000 and $296,000, respectively.

(i)

Represents the value of the unvested stock options held by Messrs. Bordelon, Guidry, Ridley, Sutton and Zanco that had an exercise price below the December 31, 2013 closing price of $18.85 per share, based on the difference between the December 31, 2013 closing price and the per share exercise price of the unvested stock options. All unvested stock options will become fully vested upon an executive’s death or disability or upon a change in control.

(j)

Represents the value of the unvested restricted stock awards held by Messrs. Bordelon, Guidry, Ridley, Sutton and Zanco based on the December 31, 2013 closing price of $18.85 per share. All unvested restricted stock awards will become fully vested upon an executive’s death or disability or upon a change in control.

(k)

Does not include the value of the vested benefits to be paid under our tax-qualified 401(k) plan and ESOP or under our salary continuation agreements. Also does not include earned but unpaid salary, accrued but unused vacation leave, reimbursable expenses and the value of the vested stock options set forth in Note (h) above.

(l)

If the employment of Messrs. Bordelon, Guidry, Ridley, Sutton and Zanco had terminated at December 31, 2013 due to death, the executive’s beneficiaries or estate would have received life insurance proceeds of approximately $1.0 million, $758,000, $500,000, $773,000, and $814,000, respectively. The group life insurance coverage is based on three times the executive’s base salary, subject to a cap of $500,000. The Company also maintains a split dollar life insurance policy for the executives with the exception of Mr. Ridley that pays an additional amount over the group coverage based on five times base salary, up to a combined maximum of $1.0 million. If the employment of Messrs. Bordelon, Guidry, Ridley, Sutton and Zanco had terminated due to disability, the executives would have received disability benefits of $10,800, $7,500, $10,800, $7,500, and $7,500, respectively, per month. Disability benefits are provided at the rate of 60% of base salary not to exceed $10,800 per month for Mr. Bordelon and Mr. Mr. Ridley, and $7,500 per month for Messrs. Guidry, Sutton and Zanco, until the executive reaches his or her normal retirement age. In addition, each executive’s unvested stock options and unvested restricted stock awards will become fully vested upon death or disability.

Related Party Transactions

Loans and Extensions of Credit. The Bank offers loans to its directors, officers and employees as well as members of their immediate families and others who are considered “related persons” under Item 404 of Regulation S-K of the SEC. Any loans by the Bank to related persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank. These loans did not involve more than the normal risk of collectibility or present other unfavorable features. These loans were performing according to their original terms at December 31, 2013. None of the Bank’s loans to any of its directors, executive officers, any of their immediate family members or to any related persons were non-accrual, past due, restructured or deemed potential problem loans at December 31, 2013.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as the Bank, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

Review, Approval or Ratification of Transactions with Related Persons. Regulations of the Office of the Comptroller of the Currency require that if any director or executive officer has any interest in a matter to be considered by the Bank’s Board of Directors, he or she must fully disclose such interest, refrain from participating in the board’s discussion of the matter and recuse him or herself from voting on the matter. The Bank and its directors and executive officers, adheres to the regulations of the Office of the Comptroller of the Currency in acting upon any matter in which a director or executive officer has a direct or indirect personal interest. Such matters may be approved by the board provided that a majority of the non-interested directors conclude that the transaction is in the best interests of the Bank and consistent with all Federal regulations and the Bank’s policies. The board’s minutes will reflect the interest of the subject director or executive officer and note that he or she did not participate in the discussion of, or vote on, the matter.

Compensation Committee Interlocks and Insider Participation

Messrs. Blanchet, Maraist, Judice and Mr. Hendry, who is Chairman of the Committee, serve as members of the Compensation Committee. None of the members of the Compensation Committee during 2013 was a current or former officer or employee of Home Bancorp or Home Bank. No member engaged in certain transactions with Home Bancorp or Home Bank required to be disclosed by regulations of the SEC. Additionally, there were no Compensation Committee “interlocks” during 2013, which generally means that no executive officer of Home Bancorp served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Home Bancorp.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 17, 2014, the voting record date, certain information as to the common stock beneficially owned by (a) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (b) the directors of Home Bancorp, (c) certain executive officers of Home Bancorp named in the Summary Compensation Table; and (d) all directors and executive officers of Home Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 17, 2014(1)		Percent of Common Stock
FVP Master Fund, L.P.	621,795	(2)	8.8%
551 Fifth Avenue, 36th Floor
New York, New York 10176

Home Bancorp Employee Stock Ownership Plan Trust	698,630	(3)	9.8
503 Kaliste Saloom Road
Lafayette, Louisiana 70508

Jacobs Asset Management, LLC	632,681	(4)	8.9
11 East 26th Street
New York, New York 10010

Directors:
Paul J. Blanchet, III	74,480	(5)(6)(7)	1.0
John W. Bordelon	288,188	(6)(8)	4.0
Richard J. Bourgeois	176,290	(6)(9)	2.5
John A. Hendry	162,480	(6)(7)(10)	2.3
Marc W. Judice	159,991	(6)(7)(11)	2.2
Michael P. Maraist	191,980	(6)(7)(12)	2.7

Other Executive Officers:
Darren E. Guidry	91,593	(6)(13)	1.3
Scott A. Ridley	8,000	(6)		*
Scott T. Sutton	97,855	(6)(14)	1.4
Joseph B. Zanco	84,741	(6)(15)	1.2

All Directors and Executive Officers as a Group (10 persons)	1,335,598	(6)	17.5

*	Represents less than 1% of our outstanding common stock.
(1)

Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares and none of the shares are pledged. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(Footnotes continued on following page)

(2)

FVP Master Fund, L.P., a Cayman Islands exempted limited partnership (“FVP Master Fund”), reports shared voting and dispositive power over 621,795 shares of Common Stock (the FVP Master Fund and the FVP US-Q, LP, a Delaware limited partnership (the “FVP Fund”) are referred to collectively as the “Funds”). Firefly Value Partners, LP, the investment manager of the Funds (“Firefly Partners”), FVP GP, LLC (“FVP GP”), the general partner of the Funds, Firefly Management Company GP, LLC, the general partner of Firefly Partners (“Firefly Management”), and Messrs. Ryan Heslop and Ariel Warszawski, the managing members of FVP GP and Firefly Management, may be deemed to share with the FVP Master Fund voting and dispositive power with respect to the 621,795 shares in the aggregate owned by the FVP Master Fund.

(3)

As of December 31, 2013, 171,945 shares held in the Home Bancorp Employee Stock Ownership Plan (“ESOP”) trust had been allocated to the accounts of participating employees. Amounts held by the plan trustees, Messrs. John W. Bordelon, Joseph B. Zanco and Michael P. Maraist, reflect shares allocated to their individual accounts in the ESOP, in the case of Messrs. Bordelon, Guidry, Sutton and Zanco, and exclude all other shares held in the trust. Under the terms of the ESOP, the plan trustees vote all allocated shares in accordance with the instructions of the participating employees. Any unallocated shares are generally required to be voted by the plan trustee in the same manner that the majority of the allocated shares have voted.

(4)

Jacobs Asset Management, LLC and its Managing Member, Mr. Sy Jacobs, have shared voting power and shared dispositive power over all shares, and JAM Managers, LLC has shared voting power and shared dispositive power over 401,569 shares of Common Stock.

(5)	12,000 shares are held jointly with spouse.
(6)

Includes stock options which have been granted to the director and officers under the Company’s 2009 Stock Option Plan and which are exercisable within 60 days of the voting record date and shares held in the Company’s 2009 Recognition and Retention Plan Trust over which the directors and executive officers may provide voting instructions as follows:

Name	Stock Options	Restricted Shares
Paul J. Blanchet, III	44,630	3,570
John W. Bordelon	171,500	14,300
Richard J. Bourgeois	44,630	3,570
John A. Hendry	44,630	3,570
Marc W. Judice	44,630	3,570
Michael P. Maraist	44,630	3,570
Darren E. Guidry	50,000	5,500
Scott A. Ridley	—	8,000
Scott T. Sutton	50,000	3,400
Joseph B. Zanco	50,000	3,400

All directors and executive officer as a group (10 persons)	544,650	52,450

Each Beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

(7)

Does not include unallocated shares or shares allocated to the accounts of others and held in the Company’s 2009 Recognition and Retention Plan Trust, which shares are voted by the trustees, Messrs. Blanchet, Hendry, Judice and Maraist in their discretion.

(8)

Includes 5,000 shares held jointly with spouse, 49,390 shares held in the Home Bank’s Profit Sharing 401(k) Plan, 5,998 shares allocated to Mr. Bordelon’s account in the ESOP, over which Mr. Bordelon has voting power, and 3,000 shares held by Mr. Bordelon’s children.

(9)

Includes 25,000 shares held jointly with spouse, 11,750 shares held jointly with mother, 14,345 shares owned by spouse, 10,655 shares held as custodian for spouse, 16,436 shares as custodian for reporting person and 25,000 shares held by Lafayette Investment Group, LLC.

(Footnotes continued on following page)

(10)	Includes 25,000 shares held by spouse and 25,000 shares held jointly with spouse.
(11)	Includes 30,000 shares held by spouse.
(12)

Includes 22,000 shares held as custodian for child under a UTMA account, 5,000 shares held jointly with spouse, 25,000 shares held by MPM Resources, LLC, 5,000 shares held by PSI of Louisiana, Inc., 10,000 shares held by Mesa Properties, LLC, 10,000 shares held by Maraist Properties, Inc. and 25,000 shares held by LF Maraist Partnership, LLC.

(13)

Includes 50 shares held as custodian for children under a UTMA account, 25,017 shares held in the Home Bank Profit Sharing 401(k) Plan and 4,698 shares allocated to Mr. Guidry’s account in the ESOP, over which Mr. Guidry has voting power.

(14)	Includes 16,000 shares held by spouse, 4,733 shares held jointly with spouse and 3,742 shares allocated to Mr. Sutton’s account in the ESOP over which Mr. Sutton has voting power.
(15)	Includes 10,343 shares held in the Home Bank Profit Sharing 401(k) Plan and 4,398 shares allocated to Mr. Zanco’s account in the ESOP, over which Mr. Zanco has voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Home Bancorp’s common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of Home Bancorp’s common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended December 31, 2013, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934.

APPROVAL OF THE HOME BANCORP, INC. 2014 EQUITY INCENTIVE PLAN

(PROPOSAL TWO)

On March 10, 2014 our board of directors adopted, subject to shareholder approval at the Annual Meeting, the Home Bancorp, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan will become effective as of the date it is approved by the shareholders.

We currently have the Home Bancorp, Inc. 2009 Stock Option Plan and the 2009 Recognition and Retention Plan that provide for the grant of equity awards to our employees, officers or directors. Under the 2009 Stock Option Plan, we have remaining options available for 11,147 shares of our Common Stock. Under the 2009 Recognition and Retention Plan, we have a total of 6,075 shares of restricted stock remaining and available for grant.

A summary of the 2014 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2014 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2014 Plan

Purpose. The primary purpose of the 2014 Plan is to promote our success by linking the personal interests of our employees, officers and directors to those of our shareholders, and by providing participants with an incentive for outstanding performance.

Administration. The 2014 Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2014 Plan; and make all other decisions and determinations that may be required under the 2014 Plan. The full Board of Directors may at any time administer the 2014 Plan. If it does so, it will have all the powers of the Committee under the 2014 Plan.

Eligibility. The 2014 Plan permits the grant of incentive awards to employees, officers or directors of the Company and its affiliates as selected by the Committee. As of March 17, 2014, the number of eligible participants was approximately 100. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2014 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•

stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the grant price;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria;

•

performance awards, which are payable in cash or stock (as specified in the award certificate) upon the attainment of specified performance goals (any award that may be granted under the 2014 Plan, other than stock options and stock appreciation rights, may be granted in the form of a performance award);

•

dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying a full-value award (full value awards include stock options and stock appreciation rights);

•	other stock-based awards at the discretion of the Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2014 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2014 Plan is 350,000. The maximum number of shares that may be issued upon exercise of incentive stock options granted under the 2014 Plan is 350,000. If an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the award will again be available for future awards under the 2014 Plan. In addition, shares withheld from an award or delivered by a participant to satisfy minimum tax withholding requirements or to pay the exercise price of a stock option or stock appreciation right will remain available for future awards under the 2014 Plan.

Limitations on Individual Awards. The maximum number of shares of common stock subject to stock-based awards that may be granted under the 2014 Plan in any twelve-month period to any one person is as follows:

Options	35,000
Stock appreciation rights	35,000
Restricted stock	25,000
Restricted stock units and deferred stock units	25,000

Other stock-based awards	25,000

The aggregate dollar value of any cash-based award that may be paid to any one participant during any one fiscal year under the 2014 Plan is $500,000.

Performance Goals. All options and stock appreciation rights granted under the 2014 Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2014 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	net income or net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock-based or other compensation expense);

•	return measures (including, but not limited to, total stockholders’ return, return on average assets, return on average shareholders’ equity, return of investment and cash return on tangible equity);

•	net interest income and net interest income on a tax equivalent basis;

•	net interest margin and net interest margin on a tax equivalent basis;

•	net non-interest expense to average assets;

•	interest sensitivity gap levels;

•	expense targets, efficiency ratio or other expense measures;

•	levels of assets or loans (in total or with respect to specific categories);

•	levels of deposits (in total or with respect to specific categories of deposit accounts);

•	market share;

•	levels and values of securities investments;

•	asset quality levels;

•	business expansion or consolidation performance;

•	strategic plan development and implementation;

•	share price;

•	regulatory compliance and capital levels;

•	financial ratings; and

•	achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee.

Performance goals with respect to the foregoing criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses.

The Committee must establish such goals at the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance will include or exclude any of the following events that occur during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability:

•

all of such participant’s outstanding options and stock appreciation rights will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or stock appreciation right;

•	all time-based vesting restrictions on his or her outstanding awards will lapse; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

If a participant who holds stock options or stock appreciation rights retires, then unless otherwise provided in the award certificate at the time of grant, all of such participant’s outstanding options and stock appreciation rights will become fully vested and remain exercisable for a period of one year from the date of retirement or until the earlier expiration of the original term of the option or stock appreciation right.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of the Company (as defined in the 2014 Plan):

•	all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on when during the performance period the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

Adjustments. If we are involved in a corporate transaction between us and our shareholders that causes the value of a share of our common stock to change, such as a stock dividend, stock split, spin-off or large nonrecurring cash dividend, the share authorization and annual grant limits under the 2014 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2014 Plan and outstanding awards as it deems necessary to preserve the benefits or potential benefits of the awards. In the event of a stock-split, a declaration of a dividend payable in shares of common stock, or a combination or consolidation of our common stock into a lesser number of shares, the share authorization and annual grant limits under the 2014 Plan will automatically be adjusted proportionately, and the shares then subject to each award and any applicable per share exercise price will automatically be adjusted proportionately without any change in the aggregate purchase price for such award.

Termination and Amendment. Our Board of Directors or the Committee may, at any time and from time to time, terminate or amend the 2014 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2014 Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the aggregate exercise price of an outstanding option or stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options or stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of our shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of our shareholders.

Certain Federal Tax Effects

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2014 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right under the 2014 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 162(m). Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“covered executive”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for performance-based compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

The 2014 Plan has been designed to meet the requirements of Code Section 162(m) and, as a result, the Company believes that compensation attributable to performance share awards granted under the 2014 Plan in accordance with the foregoing requirements will be fully deductible under Code Section 162(m). If the non-excluded compensation of a covered executive exceeds $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by the Committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Code Section 162(m) of the Code is remote at this time.

Code Section 409A. The 2014 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2014 Plan and do not have a deferral feature, are generally exempt from the application of Code Section 409A. Stock units, other stock-based awards and cash-based awards generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards will be specially designed or may be amended, or the 2014 Plan may be amended, to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company or any affiliate has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2014 Plan.

The above description of tax consequences under federal income tax law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Benefits to Named Executive Officers and Others

As of the date hereof, no awards have been granted under the 2014 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2014 Plan in the future.

The board of directors unanimously recommends that you vote FOR the approval of the

2014 Incentive Plan.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL THREE)

The Audit Committee of the Board of Directors of Home Bancorp has appointed Porter Keadle Moore, LLC, an independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2014, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

We have been advised by Porter Keadle Moore, LLC that neither the firm nor any of its associates has any relationship with the Company or its subsidiary other than the usual relationship that exists between an independent registered public accounting firm and its clients. We do not anticipate that representatives of Porter Keadle Moore, LLC will attend the Annual Meeting.

Audit Fees

The following table sets forth the aggregate fees paid by us to Porter Keadle Moore, LLC for professional services rendered by Porter Keadle Moore, LLC in connection with the audit of Home Bancorp’s consolidated financial statements for fiscal 2013 and 2012, respectively, as well as the fees paid by us to Porter Keadle Moore, LLC for audit-related services, tax services and all other services rendered by Porter Keadle Moore, LLC to us during fiscal 2013 and 2012, respectively.

	Year Ended December 31,
	2013	2012
Audit fees (1)	$247,250	$241,000
Audit-related fees	2,100	—
Tax fees	—	—
All other fees	—	—

Total	$249,350	$241,000

(1)

Includes professional services rendered for the audit of Home Bancorp’s annual consolidated financial statements including the audit of internal control over financial reporting and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Home Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of

Porter Keadle Moore, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Home Bancorp’s audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200 T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Home Bancorp’s Annual Report on Form 10-K for fiscal year ended December 31, 2013, for filing with the SEC.

Members of the Audit Committee

Paul J. Blanchet, III, Chairman
John A. Hendry
Marc W. Judice

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in Home Bancorp’s Schedule 14A Proxy Statement for the Annual Meeting of Shareholders to be held in 2013 and filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Home Bancorp’s proxy statement.

Members of the Compensation Committee

John A. Hendry, Chairman
Paul J. Blanchet, III
Michael P. Maraist
Marc W. Judice

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Home Bancorp relating to the next annual meeting of shareholders of Home Bancorp must be received at the principal executive offices of Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana, 70508, Attention: Richard J. Bourgeois., Corporate Secretary, no later than December 4, 2014. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in Home Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an Annual Meeting pursuant to Article 9.D. of Home Bancorp’s Articles of Incorporation. Notice of the proposal must also be given in writing and delivered to, or mailed and received at, our principal executive offices by December 4, 2014. The notice must include the information required by Article 9.D. of our Articles of Incorporation.

Shareholder Nominations. Our Articles of Incorporation provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or the Nominating

Committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Articles of Incorporation. Written notice of a shareholder nomination generally must be communicated to the attention of the Corporate Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders. For our Annual Meeting in 2015, this notice must be received by December 4, 2014. Each written notice of a shareholder nomination is required to set forth certain information specified in Article 6.F. of Home Bancorp’s Articles of Incorporation. We did not receive any shareholder nominations with respect to this Annual Meeting.

Other Shareholder Communications. Shareholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors of Home Bancorp, Inc., c/o Richard J. Bourgeois, Corporate Secretary, 503 Kaliste Saloom Road, Lafayette, Louisiana 70508.

ANNUAL REPORTS

A copy of our Annual Report to Shareholders on Form 10-K for the year ended December 31, 2013 accompanies this proxy statement. Such report is not part of the proxy solicitation materials.

Upon receipt of a written request we will furnish to any shareholder without charge a copy of the exhibits to our Annual Report on Form 10-K for fiscal 2013. Such written requests should be directed to Mr. Richard J. Bourgeois, Corporate Secretary, Home Bancorp, Inc., 503 Kaliste Saloom Road, Lafayette, Louisiana 70508. The Form 10-K is not a part of the proxy solicitation materials.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Home Bancorp. Home Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Home Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Home Bancorp also may solicit proxies personally or by telephone without additional compensation.

Appendix A

HOME BANCORP, INC.

2014 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Home Bancorp, Inc. 2014 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Home Bancorp, Inc. (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Advisory Director” means a person appointed to serve as an advisory or emeritus director by the Board of the Company or a Subsidiary or any successors thereto.

(b) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(d) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e) “Bank” means Home Bank, a wholly-owned Subsidiary of the Company.

(f) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Awards granted to a Non-Employee Director who is removed for cause pursuant to the Company’s Articles of Incorporation or Bylaws or the Bank’s Charter or Bylaws or the constituent documents of such other Subsidiary on whose board he serves shall terminate as of the effective date of such removal. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(i) “Change in Control” means a change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(k) “Committee” means the committee of the Board described in Article 4.

(l) “Company” means Home Bancorp, Inc., a Louisiana corporation, or any successor corporation.

(m) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director or Advisory Director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) an employee, officer or director continues to serve as an Advisory Director, (iii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iv) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(n) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(o) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash if the Committee so provides) at a future time as determined by the Committee, provided that any voluntary deferral elections made by a Participant shall be made in accordance with a written plan, program or arrangement that satisfies all of the requirements of Section 409A of the Code.

(p) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer (or would have received such benefits for at least three months if he had been eligible to participate in such plan). If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(q) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(r) “Effective Date” has the meaning assigned such term in Section 3.1.

(s) “Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

(t) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(u) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value shall be based upon a reasonable valuation method that complies with Code Section 409A.

(v) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(w) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(x) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(y) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(z) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(aa) “Non-Employee Director” means a member of the Board (including advisory boards, if any) of the Company or any Subsidiary or any successor thereto, including an Advisory Director of the Board of the Company and/or any Subsidiary or a former officer or employee of the Company and/or any Subsidiary, serving as a Director or Advisory Director who is not at the time an officer or employee of the Company or any Subsidiary.

(bb) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(cc) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(dd) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(ee) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(ff) “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that the term “Participant” includes a beneficiary designated pursuant to Section 13.4 in the case of the death of a Participant, or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of a Participant or any beneficiary under applicable state law and court supervision.

(gg) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh) “Plan” means the Home Bancorp, Inc. 2014 Incentive Plan, as amended from time to time.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 10.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 10.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to a substantial risk of forfeiture.

(ll) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to a substantial risk of forfeiture.

(mm) “Retirement” means: (i) with respect to officers or employees, a termination of employment which constitutes a “retirement” at the “normal retirement age” or later under the Bank’s Profit Sharing 401(k) Plan or such other qualified pension benefit plan maintained by the Company or a Subsidiary as may be designated by the Board or the Committee, or, if no such plan is applicable, which would constitute “retirement” under the Bank’s Profit Sharing 401(k) Plan if such individual were a participant in that plan, provided, however, that the provisions of this subsection (i) will not apply as long as a former officer or employee continues to serve as a Non-Employee Director of the Company or any Subsidiary, including service as an Advisory Director; and (ii) with respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Company or a Subsidiary or any successors thereto after reaching normal retirement age as established by the Company, provided, however, that the provisions of this subsection (ii) will not apply as long as a former director continues to serve as an Advisory Director of the Company or any Subsidiary.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(pp) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 15.1.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Sections 4.1 and 4.4 hereof or elsewhere in this Plan, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan;

(f)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(j)	Amend the Plan or any Award Certificate as provided herein.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 350,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 350,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash shall not be available for issuance pursuant to future Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR (plus any Shares still subject to the Option or SAR in the event of a partial exercise) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 35,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 35,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 25,000.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 25,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $500,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and re-grant or otherwise, without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.3 hereof. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(f) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option. All Options issued under the Plan which are designated as Incentive Stock Options will be subject, in addition to the terms detailed elsewhere in this Plan, to those contained in this Section 7.2.

(a) AMOUNT LIMITATION. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plans maintained by the Company (or any parent or Subsidiary), shall not exceed $100,000.

(b) LIMITATION ON TEN PERCENT SHAREHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company or any Subsidiary, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any minimum withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 7.2(c).

7.3. DURATION OF OPTIONS.

(a) GENERAL RULE. Except as provided in Sections 7.2 and 7.3(b), each Option or portion thereof granted to officers, employees and directors shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) six (6) months after the date on which the Optionee ceases to be employed (or in the service of the Board of Directors) by the Company and all Subsidiaries, unless the Board of Directors or the Committee in its discretion decides at the time of grant to extend such period of exercise to a period not exceeding the remainder of the original term of the Options. In the event an Incentive Stock Option is not exercised within 90 days of the effective date of termination of the Optionee’s status as an employee, the tax treatment accorded Incentive Stock Options by the Code may not be available. In addition, the accelerated vesting of Incentive Stock Options provided by Section 7.3(b) may result in all or a portion of such Incentive Stock Options no longer qualifying as Incentive Stock Options.

(b) EXCEPTION FOR TERMINATION DUE TO DISABILITY, RETIREMENT, CHANGE IN CONTROL OR DEATH. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted: (i) if an employee or officer terminates his employment with the Company and its Subsidiaries as a result of Disability or Retirement without having fully exercised his Options, the employee or officer shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options, and (ii) if a Non-Employee Director terminates his service as a director (including service as an Advisory Director) with the Company and its Subsidiaries as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

Subject to the provisions of Article 14 hereof, unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an employee, officer or Non-Employee Director terminates his employment or service with the Company and its Subsidiaries following a Change in Control without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (five-year term for options subject to Section 7.2(b)) of the Option from the date of grant.

If an Optionee dies while in the employ or service of the Company or a Subsidiary or terminates employment or service with the Company and its Subsidiaries as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable beyond the earlier of (i) ten (10) years from the date it was granted, or (ii) with respect to incentive stock options subject to Section 7.2(b), the original expiration date of the Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(d) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

(e) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

8.2. DURATION OF STOCK APPRECIATION RIGHTS.

(a) GENERAL RULE. Except as provided in Section 8.2(b), each Stock Appreciation Right or portion thereof granted to officers, employees and directors shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) six (6) months after the date on which the holder thereof ceases to be employed (or in the service of the Board of Directors) by the Company and all Subsidiaries, unless the Board of Directors or the Committee in its discretion decides at the time of grant to extend such period of exercise to a period not exceeding the remainder of the original term of the Stock Appreciation Right.

(b) EXCEPTION FOR TERMINATION DUE TO DISABILITY, RETIREMENT, CHANGE IN CONTROL OR DEATH. Unless the Board or the Committee shall specifically state otherwise at the time a Stock Appreciation Right is granted: (i) if an employee or officer terminates his employment with the Company and its Subsidiaries as a result of Disability or Retirement without having fully exercised his Stock Appreciation Rights, the employee or officer shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Stock Appreciation Rights, and (ii) if a Non-Employee Director terminates his service as a director (including service as an Advisory Director) with the Company and its Subsidiaries as a result of Disability or Retirement without having fully exercised his Stock Appreciation Rights, the Non-Employee Director shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Stock Appreciation Rights.

Subject to the provisions of Article 14 hereof, unless the Board or the Committee shall specifically state otherwise at the time a Stock Appreciation Right is granted, if an employee, officer or Non-Employee Director terminates his employment or service with the Company and its Subsidiaries following a Change in Control without having fully exercised his Stock Appreciation Rights, the Participant shall have the right to exercise such Stock Appreciation rights during the remainder of the original ten (10) year term of the Stock Appreciation Right from the date of grant.

If a Participant dies while in the employ or service of the Company or a Subsidiary or terminates employment or service with the Company and its Subsidiaries as a result of Disability or Retirement and dies without having fully exercised his Stock Appreciation Rights, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Stock Appreciation Rights.

In no event, however, shall any Stock Appreciation Right be exercisable beyond ten (10) years from the date it was granted.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of

Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award. The terms of any Deferred Stock Units, including the provisions governing any voluntary deferral or payment elections by a Participant, shall be governed by a written plan, program or arrangement that satisfies all of the requirements of Section 409A of the Code, which may necessitate the adoption of a separate deferred compensation plan by the Company.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

QUALIFIED PERFORMANCE-BASED AWARDS

10.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

10.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified

Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	net income or net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock-based or other compensation expense);

•	return measures (including, but not limited to, total stockholders’ return, return on average assets, return on average shareholders’ equity, return of investment and cash return on tangible equity);

•	net interest income and net interest income on a tax equivalent basis;

•	net interest margin and net interest margin on a tax equivalent basis;

•	net non-interest expense to average assets;

•	interest sensitivity gap levels;

•	expense targets, efficiency ratio or other expense measures;

•	levels of assets or loans (in total or with respect to specific categories);

•	levels of deposits (in total or with respect to specific categories of deposit accounts);

•	market share;

•	levels and values of securities investments;

•	asset quality levels;

•	business expansion or consolidation performance;

•	strategic plan development and implementation;

•	share price;

•	regulatory compliance and capital levels;

•	financial ratings; and

•	achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objectives established by the Committee.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

10.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period, provided that achievement of the goal is substantially uncertain at the time the performance goal is established. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

10.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

10.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 10.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 10.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

10.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from its Grant Date.

13.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock or a combination of cash and Stock as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4. BENEFICIARIES. Notwithstanding Section 12.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(a) all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(b) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(c) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

1)	if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

2)

if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

3)	in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award. Upon the occurrence of a Change in Control, (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 16.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options. Notwithstanding any provision to the contrary herein, the term of any Option granted hereunder and the property which the Optionee shall receive upon the exercise or termination thereof shall be subject to and be governed by the provisions regarding the treatment of any such Options set forth in the definitive agreement entered into by the Company with respect to a Change in Control to the extent such Options remain outstanding and unexercised upon consummation of the transactions contemplated by such definitive agreement.

13.8. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment or service for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

13.9. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off or large nonrecurring cash dividend), the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable; provided that in each case the number of shares or other securities subject to the substituted or assumed stock option or stock appreciation right and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treas. Reg. Section 1.424-1 so that the substituted or assumed option is not deemed to be a modification of the outstanding Options or Stock Appreciation Rights. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award and any applicable per share exercise price shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefore.

14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 14.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with,

the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in their individual capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof, if any, will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

16.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

16.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

16.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down or accumulated and paid at a later date.

16.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Louisiana.

16.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

16.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Home Bancorp, Inc. 2014 Incentive Plan as adopted by the Board on March 10, 2014, which shall be submitted to the shareholders of the Company at the Company’s 2014 annual meeting of shareholders.

HOME BANCORP, INC.

By:	/s/ John W. Bordelon
John W. Bordelon
Its:	President and Chief Executive Officer

REVOCABLE PROXY

HOME BANCORP, INC.

☒	Please Mark Votes
As in This Example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2014 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Home Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Home Bancorp, Inc. held of record by the undersigned on March 17, 2014 at the Annual Meeting of Shareholders to be held at the Petroleum Club of Lafayette, located at 111 Heymann Boulevard, Lafayette, Louisiana on Tuesday, May 6, 2014, at 9:00 a.m., Central Daylight Time, or at any adjournment thereof.

If your address has changed, please mark here and provide new the address below.            ☐

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 6, 2014. The proxy statement and our 2013 Annual Report on Form 10-K as well as directions to the annual meeting are available at http://home24bank.investorroom.com.

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE

1.	ELECTION OF TWO DIRECTORS FOR A THREE-YEAR TERM AND ONE DIRECTOR FOR A ONE-YEAR TERM:

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Nominees for three-year term expiring in 2017: Paul J. Blanchet, III and Marc W. Judice

Nominee for a one-year term expiring in 2015: John W. Bordelon

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	Proposal to approve the Home Bancorp, Inc. 2014 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above, “FOR” approval of the Home Bancorp, Inc. 2014 Equity Incentive Plan and “FOR” the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm.

THE SHARES OF HOME BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED AND SIGNED, BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR APPROVAL OF THE HOME BANCORP, INC. 2014 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PORTER KEADLE MOORE, LLC AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Bancorp, Inc. called for May 6, 2014, the accompanying proxy statement and the Annual Report prior to the signing of this proxy.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held jointly, only one holder needs to sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Home Bancorp, Inc.

503 Kaliste Saloom Road

Lafayette, Louisiana 70508

April 3, 2014

To:	Participants in Home Bancorp’s Employee Stock Ownership Plan

Re:	Instructions for voting shares of Home Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Home Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Home Bancorp allocated to your account in the Home Bancorp Employee Stock Ownership Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the Employee Stock Ownership Plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot in the envelope provided. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of Home Bancorp. If your voting instructions are not received, the shares allocated to your Employee Stock Ownership Plan account will generally not be voted. While we hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your account under the Employee Stock Ownership Plan. If you also own shares of Home Bancorp common stock outside of the Employee Stock Ownership Plan, you should receive other voting material for those shares owned by you individually or through other plans. Please return all your voting material so that all your shares may be voted.

HOME BANCORP, INC. EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION BALLOT

HOME BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

☒	Please Mark Votes As in This Example

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan of Home Bancorp, Inc. to vote, as designated below, all the shares of common stock of Home Bancorp, Inc. allocated to my Employee Stock Ownership Plan account as of March 17, 2014 at the Annual Meeting of Shareholders to be held at the Petroleum Club of Lafayette located at 111 Heymann Boulevard, Lafayette, Louisiana, on Tuesday, May 6, 2014, at 9:00 a.m., Central Daylight Time, or at any adjournment thereof.

1.	ELECTION OF TWO DIRECTORS FOR THREE-YEAR TERM AND ONE DIRECTOR FOR A ONE-YEAR TERM

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Nominees for three-year term expiring in 2017: Paul J. Blanchet, III and Marc W. Judice

Nominee for a one-year term expiring in 2015: John W. Bordelon

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	Proposal to approve the Home Bancorp, Inc. 2014 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above, “FOR” approval of the Home Bancorp, Inc. 2014 Equity Incentive Plan and “FOR” the ratification of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Home Bancorp, Inc. called for May 6, 2014, the accompanying proxy statement and the Annual Report prior to the signing of this card.

Please be sure to date and sign this Card in the box below.	Date

Plan Participant sign above

IF YOUR ADDRESS HAS CHANGED, PLEASE MARK HERE AND PROVIDE NEW ADDRESS BELOW.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 6, 2014. The proxy statement and our 2013 Annual Report on Form 10-K as well as directions to the annual meeting are available at http://home24bank.investorroom.com.